UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported):   March 9, 2006

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

                        ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                        ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                        ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                        ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                On March 9, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Forest Oil Corporation (“Forest”) ratified and approved the award of incentive bonus payments under the terms of Forest’s 2005 Annual Incentive Plan (the “Plan”) to participants as previously authorized by the Board.  The Plan is administered by the Compensation Committee and the President and Chief Executive Officer (for all participant awards other than his own award), although certain administrative elements are delegated to Forest’s Vice President of Human Resources.  Participation in the Plan is determined by the President and Chief Executive Officer. All performance goals, performance standards, and award determinations were approved by the Compensation Committee and the granting of the awards under the Plan was at the sole discretion of the Board.  The awards made on March 9, 2005 relate to the performance of services provided in 2005 and include cash bonuses awarded to H. Craig Clark, President and Chief Executive Officer, in the amount of $500,000, and other executive officers of Forest, including among others the following:  David H. Keyte, $340,000; Cecil N. Colwell, $150,000; J.C. Ridens, $190,000; and Matthew A. Wurtzbacher, $160,000.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: March 14, 2006	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President —
General Counsel and Secretary